Exhibit 10.4

Dated as of March 15, 2005

TABERNA PREFERRED FUNDING I, LTD.,

as Issuer

TABERNA CAPITAL MANAGEMENT, LLC,

as Collateral Manager

COLLATERAL MANAGEMENT AGREEMENT

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TABLE OF CONTENTS

(continued)

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COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement, dated as of March 15, 2005 is entered into by and between TABERNA PREFERRED FUNDING I, LTD., an exempted company incorporated under the laws of the Cayman Islands, as Issuer (the “Issuer”) and TABERNA CAPITAL MANAGEMENT, LLC (“Taberna Capital Management”), a limited liability company organized under the laws of the State of Delaware, as Collateral Manager (together with successors and assigns permitted hereunder, the “Collateral Manager”).

WITNESSETH:

WHEREAS, the Issuer and TABERNA Preferred Funding I, Inc., a corporation incorporated under the laws of the State of Delaware (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), intend to issue U.S. $356,000,000 Class A-1A First Priority Senior Secured Floating Rate Notes Due 2035 (the “Class A-1A Notes”); U.S.$15,000,000 Class A-1B First Priority Senior Secured Fixed/Floating Rate Notes Due 2035 (the “Class A-1B Notes” and together with the Class A-1A Notes, the “Class A-1 Notes”); U.S. $87,000,000 Class A-2 Second Priority Senior Secured Floating Rate Notes due 2035 (the “Class A-2 Notes” and, together with the Class A-1 Notes, the “Class A Notes”); U.S.$64,000,000 Class B-1 Third Priority Senior Secured Floating Rate Notes due 2035 (the “Class B-1 Notes”); U.S.$10,000,000 Class B-2 Third Priority Senior Secured Fixed/Floating Rate Notes due 2035 (the “Class B-2 Notes” and, together with the Class B-1 Notes, the “Class B Notes”); U.S.$37,750,000 Class C-1 Deferrable Fourth Priority Secured Floating Rate Notes due 2035 (the “Class C-1 Notes”); U.S.$25,750,000 Class C-2 Deferrable Fourth Priority Secured Fixed/Floating Rate Notes due 2035 (the “Class C-2 Notes”); U.S.$4,500,000 Class C-3 Deferrable Fourth Priority Secured Fixed/Floating Rate Notes due 2035 (the “Class C-3 Notes” and, together with the Class C-1 Notes and the Class C-2 Notes, the “Class C Notes”); U.S.$13,500,000 Class D Deferrable Mezzanine Secured Floating Rate Notes due 2035 (the “Class D Notes”); and U.S.$37,500,000 Class E Deferrable Subordinate Secured Floating Rate Notes due 2035 (the “Class E Notes” and, together with the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes the “Notes”), in each case to be issued under an Indenture, dated as of March 15, 2005 (the “Indenture”), by and among the Issuer, the Co-Issuer and JPMorgan Chase Bank, National Association, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”);

WHEREAS, the Issuer intends to issue 77,800,000 Preferred Shares, par value $0.01 per share, in the capital of the Issuer, with an aggregate notional amount of U.S.$77,800,000 (the “Preferred Shares”), which Preferred Shares shall be authorized and issued pursuant to the Issuer Charter;

WHEREAS, the Issuer intends to issue U.S.$8,000,000 Series I 2.00% Deferrable Combination Notes due July 5, 2035 (the “Series I Combination Notes”); U.S.$24,150,000 Series II Combination Notes due July 5, 2035 (the “Series II Combination Notes”; U.S.$5,875,000 Series III 200% Combination Notes due July 5, 2035 (the “Series III Combination Notes”); U.S.$5,000,000 Series IV 1.75% Combination Notes due July 5, 2035 (the “Series IV Combination Notes”); U.S.$7,000,000 Series V Combination Notes due July 5, 2035 (the “Series V Combination Notes”) and U.S.$52,000,000 Series VI 3ML + 0.47% Combination Notes due

July 5, 2035 (the “Series VI Combination Notes”) and, together with the Series I Combination Notes, the Series II Combination Notes, the Series III Combination Notes, Series IV Combination Notes, Series V Combination Notes, and Series VI Combination Notes the “Combination Notes” and, together with the Notes and the Preferred Shares, the “Securities”).

WHEREAS, the Issuer intends to pledge the Collateral Debt Securities and the Equity Securities, the Eligible Investments, the Issuer’s rights under any Hedge Agreements, the Collateral Administration Agreement and this Agreement, certain contract rights and amounts on deposit in certain accounts, certain other assets, and the proceeds thereof (all as fully described and set forth in the Granting Clauses to the Indenture and defined therein as the “Collateral”) to the Trustee as security for the Notes;

WHEREAS, the Issuer desires to engage the Collateral Manager to perform certain duties with respect to the Collateral securing the Secured Obligations in the manner and on the terms set forth herein; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. Definitions.

Capitalized terms used herein and not defined herein shall have the meanings set forth in the Indenture.

“Advisers Act” has the meaning set forth in Section 16(b)(ii).

“Agreement” means this Collateral Management Agreement, as amended, supplemented or otherwise modified from time to time.

“Acquiror” means a newly formed REIT or similar investment vehicle which may enter into a Change of Control Transaction.

“Base Collateral Management Fee” has the meaning set forth in Section 8.

“Change of Control Transaction” means one or more transactions involving Cohen Bros. Financial LLC and/or one of its affiliates, the Collateral Manager and the Acquiror, pursuant to which a change of control with respect to the Collateral Manager is effected by a direct or indirect contribution of the membership interests of the Collateral Manager, a merger involving the Collateral Manager or a sale of the Collateral Manager’s assets (including, without limitation, this Agreement) to the Acquiror.

“Class A Notes” has the meaning set forth in the first recital.

“Class A-1 Notes” has the meaning set forth in the first recital.

“Class A-1A Notes” has the meaning set forth in the first recital.

“Class A-1B Notes” has the meaning set forth in the first recital.

“Class A-2 Notes” has the meaning set forth in the first recital.

“Class B Notes” has the meaning set forth in the first recital.

“Class B-1 Notes” has the meaning set forth in the first recital.

“Class B-2 Notes” has the meaning set forth in the first recital.

“Class C Notes” has the meaning set forth in the first recital.

“Class C-1 Notes” has the meaning set forth in the first recital.

“Class C-2 Notes” has the meaning set forth in the first recital.

“Class C-3 Notes” has the meaning set forth in the first recital.

“Class C Notes” has the meaning set forth in the first recital.

“Class D Notes” has the meaning set forth in the first recital.

“Class E Notes” has the meaning set forth in the first recital.

“Co-Issuer” has the meaning set forth in the first recital.

“Collateral” has the meaning set forth in the third recital.

“Collateral Management Fee” has the meaning set forth in Section 8.

“Collateral Manager Breaches” has the meaning set forth in Section 10.

“Collateral Manager Indemnified Party” has the meaning set forth in Section 10.

“Collateral Manager Information” has the meaning set forth in Section 16(b)(vi).

“Combination Notes” has the meaning set forth in the third recital.

“Expenses” has the meaning set forth in Section 10.

“Indenture” has the meaning set forth in the first recital.

“Issuer Indemnified Party” has the meaning set forth in Section 10.

“Losses” has the meaning set forth in Section 10.

“Notes” has the meaning set forth in the first recital.

“Preferred Shares” has the meaning set forth in the second recital.

“Rule 144A Information” has the meaning set forth in Section 34.

“Securities” has the meaning set forth in the second recital.

“Series I Combination Notes” has the meaning set forth in the second recital.

“Series II Combination Notes” has the meaning set forth in the second recital.

“Series III Combination Notes” has the meaning set forth in the second recital.

“Series IV Combination Notes” has the meaning set forth in the second recital.

“Series V Combination Notes” has the meaning set forth in the second recital.

“Series VI Combination Notes” has the meaning set forth in the second recital.

“Special-Majority-in-Interest of Preferred Shareholders” means, at any time, Preferred Shareholders whose aggregate Voting Percentages at such time exceed 66-2/3% of all Preferred Shareholder’s Voting Percentage at such time.

“Subordinate Collateral Management Fee” has the meaning set forth in Section 8.

“Trustee” has the meaning set forth in the first recital.

Section 2. General Duties of the Collateral Manager.

(a) The Collateral Manager shall provide services to the Issuer as follows:

(i) Subject to and in accordance with the terms and conditions of this Agreement and the Indenture, the Collateral Manager agrees to supervise and direct the administration of the Collateral as permitted herein and in the Indenture, and shall, on behalf of the Issuer, perform (or direct the performance of), the duties and functions assigned to the Collateral Manager in the Indenture or for which it is granted explicit authority to act on behalf of the Issuer under the Indenture, including, without limitation, the furnishing of Issuer Orders, Issuer Requests and officer’s certificates, and such certifications as are required of the Collateral Manager under the Indenture with respect to permitted sales and acquisitions of the Collateral Debt Securities and other matters as set forth herein and in the Indenture, and the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto. The Collateral Manager in performing its duties and functions under this Agreement and under the Indenture shall, subject to the terms and conditions of the Indenture and the other provisions hereof (including without limitation, Article 12 of the Indenture and the restrictions on the Collateral Manager’s actions contained herein and in the Indenture), use a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it administers for itself and for others in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral, except as expressly provided otherwise in this Agreement or the Indenture. To the extent not inconsistent with the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in the performance of its duties hereunder. The Collateral Manager shall have no obligation to perform any duties other than as specified herein (including as incorporated herein by reference) and in the Indenture. The Collateral Manager shall be bound to follow any amendment or supplement to the Indenture affecting the duties and functions to be performed by it hereunder of which it has (a) received written notice at least ten (10) Business Days prior to the execution and delivery of such amendment or supplement and (b) received a copy of such executed amendment or supplement from the Issuer or the Trustee; provided, that with respect to any amendment or supplement to the Indenture which could reasonably be expected to materially adversely affect the Collateral Manager, the Collateral Manager shall not be bound thereby unless it gives written consent to the Trustee and the Issuer to such amendment or supplement at least one (1) Business Day prior to such execution and delivery.

(ii) The Collateral Manager shall (a) determine, upon the request of the Trustee, when payments received in respect of the Collateral shall be applied as Principal Proceeds and when such payments shall be applied as Interest Proceeds, such determination to be made in accordance with the Indenture, (b) advise the Issuer with respect to the use of Sale Proceeds, in the limited circumstances permitted in the Indenture, to acquire Additional Collateral Debt Securities and advise the Issuer with respect to the acquisition of Eligible Investments in accordance with the Indenture and the investment criteria set forth therein and (c) facilitate the acquisition and settlement of Collateral Debt Securities by the Issuer.

(iii) The Collateral Manager shall monitor the Collateral on behalf of the Issuer and, on an ongoing basis, in accordance with the Indenture, provide to the Issuer and the Trustee all schedules and other information and data in its possession in connection with the reports called for under the Indenture relating to the Collateral which the Issuer or the Trustee on behalf of the Noteholders is required to prepare and shall prepare and deliver the reports called for under the Indenture, in such forms and containing such information as is required thereby, in sufficient time for any such schedules and other information and data to be reviewed and for such reports to be generated and distributed by the Issuer or the Trustee, as the case may be, to the parties entitled thereto under the Indenture. The Collateral Manager shall, on behalf of the Issuer, monitor in accordance with customary industry practice and the Indenture whether a Collateral Debt Security has become a Defaulted Security, a Credit Risk Security or an Equity Security and, promptly following any determination that a Collateral Debt Security has become a Defaulted Security, a Credit Risk Security or an Equity Security, shall notify the Issuer and the Trustee of the identity and Principal Balance of such Defaulted Security, Credit Risk Security or Equity Security. The obligation of the Collateral Manager to furnish the Issuer with such information is subject to the Collateral Manager’s timely receipt of necessary reports and appropriate information from the Person responsible for the delivery of or preparation of such reports and such information (including, without limitation, the Rating Agencies and the Trustee). To the extent that such reports and information are not timely received, the Collateral Manager shall promptly request such reports and information and shall use commercially reasonable efforts to obtain such information from such Persons.

(iv) The Collateral Manager may, on behalf of the Issuer, take or direct the Trustee to take the following actions with respect to a Collateral Debt Security or an Eligible Investment:

(A) cause the Trustee to (a) sell or otherwise dispose of such Collateral Debt Security subject to and in accordance with Article 12 of the Indenture and (b) select, acquire, sell or otherwise dispose of such Eligible Investment, as applicable, in each case under the limited circumstances permitted or required under the Indenture; and

(B) in connection with the foregoing, cause the Trustee to (a) exercise any rights or remedies with respect to such Collateral Debt Security (including waiving any default or voting to accelerate the maturity of any Defaulted Security) or (b) acquire or exercise any rights or remedies with respect to such Eligible Investment as provided in the Indenture.

(v) Any sale (including without limitation by Auction) and purchase of a Collateral Debt Security or Eligible Investment in accordance with the Indenture shall be conducted on an arm’s-length basis in accordance with the Indenture.

(vi) The Collateral Manager shall consult, upon reasonable notice at reasonable times, with the Rating Agencies, the Placement Agent and the Trustee with respect to the Collateral Debt Securities and Eligible Investments in connection with its duties under this Section 2.

(vii) The Collateral Manager on behalf of the Issuer shall reduce the notional amounts in accordance with the provisions of any Hedge Agreement or facilitate the Issuer’s entering into additional or substitute interest rate contracts in accordance with the terms of the Indenture.

(b) In providing services hereunder, the Collateral Manager may, without the prior consent of any Person, (i) employ third parties, including its Affiliates, to render advice and assistance and (ii) delegate to any employee, agent or third party, including its Affiliates, any or all of its duties hereunder; provided, that the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by any such employee, agent or third party.

(c) In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Collateral Debt Securities or Eligible Investments, the Collateral Manager shall carry out any written directions of the Issuer for the purpose of the Issuer’s compliance with the Issuer Charter and the Indenture; provided, that such directions are not inconsistent with any provision of this Agreement or the Indenture by which the Collateral Manager is bound.

(d) The Collateral Manager will perform its duties under this Agreement in the State of Delaware and will not perform any duties hereunder in any other State unless the Collateral Manager first shall have received an opinion of counsel concluding that the performance of such duties in such other State will not cause the Issuer or the Co-Issuer to become subject to any income, franchise or similar tax imposed by such State.

Section 3. Brokerage.

The Collateral Manager, in its sole discretion, shall seek to obtain the best commercially reasonable prices and execution for all sales facilitated by the Collateral Manager of the Collateral Debt Securities, considering all circumstances (including, without limitation, the nature of the Collateral Debt Securities and the market for the Collateral Debt Securities); provided, that the terms of the sale of the Collateral Debt Securities to the Issuer on the Closing Date are being made on commercially reasonable terms negotiated prior to the date of this Agreement. Subject to such objective of obtaining the best commercially reasonable prices and execution, the Collateral Manager may, in its selection of brokers and dealers, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers, including brokers and dealers affiliated with the Collateral Manager, in compliance with Section 28(e) of the Securities Exchange Act of 1934. Such research and other brokerage services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. Unless expressly prohibited by this Agreement, the Collateral Manager may execute transactions facilitating the sale of Collateral Debt Securities by the Issuer, or facilitating the acquisition of Eligible Investments and Additional Collateral Debt Securities by the Issuer as part of concurrent authorizations to sell or purchase the same security for its own account or other accounts served by the Collateral Manager if such aggregation shall not be disadvantageous to the Issuer in any material respect in the reasonable judgment of the Collateral Manager. When these concurrent transactions occur, the objective of the Collateral Manager shall be to allocate the executions among the accounts in a manner which the Collateral Manager reasonably believes to be equitable and which is consistent with the Collateral Manager’s obligations hereunder, its standard practices and applicable law. Unless expressly prohibited by this Agreement or the Indenture, the Collateral Manager may, on behalf of the Issuer, direct the Trustee to sell or acquire Collateral Debt Securities or Eligible Investments, as applicable, to or from the Collateral Manager and its Affiliates, to or from entities for which the Collateral Manager acts as investment advisor or in a similar capacity or to or from any other Person, in each case subject to the terms of this Agreement and the Indenture. All sales and requisitions of Collateral Debt Securities or Eligible Investments, as applicable, by the Collateral Manager on behalf of the Issuer shall be in accordance with its reasonable and customary business practices and in compliance with applicable law.

Section 4. Additional Activities of the Collateral Manager.

Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer, the Trustee, the Placement Agent, the Noteholders, the Preferred Shareholders or any of their respective Affiliates or any other Person or entity. Without limiting the generality of the foregoing, the Collateral Manager and the directors, officers, employees and agents of the Collateral Manager and its Affiliates may, among other things, subject to applicable law:

(a) serve as directors (whether supervisory or managing), officers, employees, agents, nominees or signatories for the Issuer, any of the Issuer’s Affiliates or any issuer of any securities included in the Collateral, to the extent permitted by its constituting documents, as from time to time amended, supplemented or otherwise modified or by any resolutions duly adopted by the Issuer or any of the Issuer’s Affiliates or any issuer of any securities included in the Collateral, pursuant to their respective constituting documents;

(b) receive fees for services rendered to the issuer of any securities included in the Collateral or any other party;

(c) be retained to provide services unrelated to this Agreement to the Issuer or any of the Issuer’s Affiliates and be paid therefor;

(d) be a secured or unsecured creditor of, or hold an equity interest in, the Issuer or any of the Issuer’s Affiliates or any issuer of any security included in the Collateral or any Affiliate of such issuer;

(e) make a market in any security included in the Collateral or in the Securities; and

(f) subject to Section 9 hereof, serve as a member of any “creditors’ board” or informal workout group with respect to any security included in the Collateral which has become, or, in the Collateral Manager’s reasonable opinion, may become, a Defaulted Security.

It is understood that the Collateral Manager and any of its Affiliates may engage in any other business and furnish services of any kind to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Collateral and which may own securities of the same class, or which are the same type, as the Collateral Debt Securities or the Eligible Investments or other securities of the issuers of Collateral Debt Securities or Eligible Investments. The Collateral Manager and any of its Affiliates shall be free, in its or their sole discretion, to make recommendations to others and to effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Collateral. It is understood and agreed that the members, officers and directors of the Collateral Manager may engage in any other business activity or render services for its own account or to any other Person or serve as partners, employees, officers or directors of any other firm or corporation.

Subject to applicable law, nothing contained in this Agreement shall prevent the Collateral Manager or any of its Affiliates from acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities of the same kind or class, or securities of a different kind or class of the same issuer, as those monitored or directed by the Collateral Manager to be sold hereunder or under the Indenture. It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Affiliates, and any officer, director, stockholder or employee of the Collateral Manager or any such Affiliate or any member of their families or a Person advised by the Collateral Manager may have an interest in a particular transaction or in securities of the same kind or class, or securities of a different kind or class issued by the same issuer, as those monitored or whose sale or purchase the Collateral Manager may direct hereunder.

Unless the Collateral Manager is required by the terms of the Indenture to cause the Issuer to sell a Collateral Debt Security or an Eligible Investment, the Collateral Manager may refrain from directing the sale hereunder of such securities of (i) Persons of which the

Collateral Manager, its Affiliates or any of its or its Affiliates’ officers, directors or employees are directors or officers; (ii) Persons for which the Collateral Manager or any of its Affiliates act as financial advisor or underwriter or (iii) Persons about which the Collateral Manager or any of its Affiliates have information which the Collateral Manager deems confidential or non-public or otherwise might prohibit it from trading such securities in accordance with applicable law. If the Collateral Manager, or any Affiliate thereof with respect to which the Collateral Manager exercises investment control over the investment decisions of itself or any other Person (such Person, a “Manager Party”) owns any security that is issued by the same issuer as, and is substantially similar in terms of seniority, security (including available guarantees or other credit support) and right of payment to, a Collateral Debt Security owned by the Issuer (such security owned by a Manager Party, a “Corresponding Security”) and a Manager Party intends to dispose of such Corresponding Security, unless the Collateral Manager is required by the terms of the Indenture, the Collateral Manager shall have no obligation to cause the Issuer to sell the related Collateral Debt Security held by the Issuer and the Collateral Manager shall not be liable to the Issuer, any Noteholder or any other person for its decision not to sell the related Collateral Debt Security held by the Issuer if in the reasonable business judgment of the Collateral Manager the retention of such Collateral Debt Security is in the best interests of the Issuer. The Collateral Manager shall not be obligated to utilize with respect to the Collateral any particular transaction opportunity of which it becomes aware.

Section 5. Conflicts of Interest.

The Issuer acknowledges that various potential and actual conflicts of interest may arise from the overall activities of the Collateral Manager and its Affiliates, including those described in the Offering Circular dated March 15, 2005 (the “Offering Circular”). Affiliates of the Collateral Manager may be the issuer, the servicer, the master servicer, the special servicer, the collateral manager or placement agent with respect to certain series of Collateral Debt Securities held by the Issuer (an “Underlying Series”). The Collateral Manager and its Affiliates may have economic interests in or other relationships with respect to an Underlying Series. In particular, such persons may make and/or hold an investment in an issuer’s securities that may be pari passu, senior or junior in ranking to an investment in such issuer’s securities made and/or held by the Issuer or serve as servicer, master servicer, special servicer or placement agent or otherwise have ongoing relationships with respect to the Underlying Series. For example, in such capacity as a placement agent, Cohen Bros. & Company, an Affiliate of the Collateral Manager, may be paid origination fees by Collateral Debt Securities Issuers. This represents a conflict of interest because of Cohen Bros. & Company’s desire to receive origination fees and sell the Collateral Debt Securities at the highest price for the benefit of the Collateral Debt Securities Issuers while at the same time the Collateral Manager desires to acquire Collateral Debt Securities for the Issuer. The Collateral Manager may be responsible for the investment decisions made on behalf of other advisory clients, including certain discretionary accounts. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to (a) facilitate the sale of the same Collateral Debt Security both for the Issuer, and for either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or for another client of the Collateral Manager or any Affiliate of the Collateral Manager or (b) facilitate the acquisition of the same Additional Collateral Debt Security both for the Issuer, and for either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or for another client of the

Collateral Manager or any Affiliate of the Collateral Manager, then, in each such case, the purchases or sales will be allocated in a manner believed by the Collateral Manager to be equitable and which is consistent with the Collateral Manager’s obligations hereunder, its standard practices and applicable law. Nevertheless, under some circumstances, such allocation may adversely affect the Issuer with respect to the price or size or the securities positions obtainable or salable. Moreover, it is possible, due to differing investment objectives or other reasons, that the Collateral Manager or its Affiliates may purchase securities or loans of an issuer for one client and sell such securities or loans for another client. The Collateral Manager and its Affiliates may invest in securities or loans that are within the investment objectives of the Issuer. The Collateral Manager and its Affiliates may also invest in securities through different entities which may have similar or identical investment objectives as the Issuer.

Section 6. Records; Requests for Information; Confidentiality.

(a) The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer and, subject to applicable confidentiality agreements entered into by the Collateral Manager or the Issuer related to the Collateral Debt Securities, the Trustee, the Placement Agent, the Preferred Shareholders, the Noteholders, each Rating Agency and the Independent accountants appointed by the Issuer pursuant to Section 10.10 of the Indenture at any time during the Collateral Manager’s normal business hours and upon not less than two (2) Business Days’ prior notice. Subject to applicable confidentiality agreements entered into by the Collateral Manager or the Issuer related to the Collateral Debt Securities, the Collateral Manager shall respond to reasonable requests for information from Noteholders and Preferred Shareholders regarding the operations and performance of the Collateral Manager hereunder and under the Indenture.

(b) Subject to clause (c) below, the Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Issuer, (ii) such information as a Rating Agency shall reasonably request in connection with the rating of the Securities, (iii) as required under any applicable law or regulation, constituting document or court order or by the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager, (iv) to its professional advisors, (v) such information as shall have been publicly disclosed other than in violation of this Agreement, (vi) such information that was or is obtained by the Collateral Manager on a non-confidential basis or (vii) in connection with effecting transactions on behalf of the Issuer in accordance with this Agreement or the Indenture. For purposes of this Section 6, the Trustee, the Noteholders, Preferred Shareholders, any successor Collateral Manager, the Administrative Agent and the Placement Agent shall in no event be considered “non-affiliated third parties.”

(c) The parties hereto hereby agree that each such party (and each of their respective, and their respective affiliates’, employees, officers, directors, agents and advisors) is, and has been from the commencement of discussions with respect to this transaction, permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment, tax structure and tax aspects (as such terms are used in Internal Revenue Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of this transaction, and all materials of any kind (including tax opinions or other tax analyses) that are or have been provided to such parties related to such tax structure and tax aspects. Each party hereto further acknowledges and agrees that its disclosure of the tax structure or tax aspects of this transaction is not limited in any way by any express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the parties hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the tax structure or tax aspects of this transaction is limited in any other manner (such as where this Agreement is claimed to be proprietary or exclusive with respect to the tax structure or tax aspects of this transaction) for the benefit of any other Person. To the extent that disclosure of the tax structure or tax aspects of this transaction by any party hereto is limited by any existing agreement between such parties, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the tax structure and tax aspects of this transaction as provided in this paragraph (c). Subject to this paragraph (c) and paragraphs (a) and (b) of this Section 6 and except as otherwise provided in this Agreement or as required by law, this Agreement shall be treated by the parties hereto as confidential.

Section 7. Certain Obligations of the Collateral Manager.

Subject to the terms of the Indenture and subject to the limitations set forth in Section 10 hereof, the Collateral Manager shall not knowingly take any action which would (a) materially adversely affect the status of the Issuer for purposes of United States federal or state law or any other law which is known by the Collateral Manager to be applicable to the Issuer, (b) not be permitted by the Issuer’s Charter, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any United States federal, state or other applicable securities law which is known by the Collateral Manager to be applicable to the Issuer, (d) require registration of the Issuer or the pool of Collateral as an “investment company” under the Investment Company Act, (e) result in the Issuer violating the terms of the Indenture in any material respect or (f) result in a material adverse tax consequence to the Issuer. If the Collateral Manager is requested or directed to take any such action by the Issuer, the Collateral Manager shall promptly notify the Issuer, the Trustee, the Hedge Counterparty and the Rating Agencies of the Collateral Manager’s judgment that such action would have one or more of the consequences set forth above and need not take such action unless the Issuer again requests or directs the Collateral Manager to do so and (i) with respect to any event set forth in clause (e) above, the Trustee requests the Collateral Manager to do so and (ii) a Majority of the Controlling Class of Notes and a Majority-in-Interest of Preferred Shareholders shall both have consented thereto in writing; provided that, if the terms of the Indenture require that the consent of a greater percentage of Holders of Notes or Preferred Shareholders would be required in order for the Issuer to request such action, such greater percentage of Holders of Notes or Preferred Shareholders shall have consented thereto in writing. Notwithstanding any such request, the Collateral Manager need not take such action unless (i) arrangements satisfactory to it are made to insure or indemnify the Collateral Manager from any liability it may incur as a result of such action and (ii) if the Collateral Manager so requests in respect of a question of law, the Issuer delivers to the Collateral Manager an Opinion of Counsel (from outside counsel) that the action so requested does not violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer. The Collateral Manager shall not be liable to the Issuer, the Trustee, the Noteholders, the Preferred Shareholders or any other Person except as provided in Section 10 of this Agreement.

The Collateral Manager shall be entitled to treat any notice or other communication that on its face comes from the Issuer as having been sent by the Issuer unless it has actual knowledge that the Issuer has not sent such notice or other communication.

Until such time as the Issuer shall have received a ruling from the applicable tax authorities of the Commonwealth of Pennsylvania to the effect that the performance by the Collateral Manager of any of its duties or obligations hereunder in the Commonwealth of Pennsylvania will not cause the Issuer to be subject to taxation by the Commonwealth of Pennsylvania, the Collateral Manager shall perform all of its duties and obligations to be performed hereunder or in connection herewith in the State of Delaware and hereby agrees that it shall not perform any such duties or obligations in the Commonwealth of Pennsylvania until the Issuer has received such ruling.

Section 8. Compensation.

As compensation for the performance of its services and obligations as Collateral Manager under the terms of this Agreement, the Issuer shall pay to the Collateral Manager (i) a fee (the “Base Collateral Management Fee”), in an amount (which shall be certified by the Collateral Manager to the Trustee) equal to .20% per annum of the Quarterly Asset Amount for each Due Period and (ii) a fee (the “Subordinate Collateral Management Fee” and, together with the Base Collateral Management Fee, the “Collateral Management Fee”), in an amount (which shall be certified by the Collateral Manager to the Trustee) equal to 0.20% per annum of the Quarterly Asset Amount for such Due Period, in each case subject to the Priority of Payments. In addition to the Collateral Management Fee, the Collateral Manager will receive from the Issuer a structuring fee of approximately 0.60% of the Aggregate Ramp-Up Par Amount.

The Collateral Management Fee is payable from Interest Proceeds and, if Interest Proceeds are not sufficient, from Principal Proceeds, in each case in accordance with the Priority of Payments. The Collateral Management Fee will accrue from the Closing Date and will be payable in accordance with Article 11 of the Indenture and the Priority of Payments. If on any Distribution Date that there are insufficient funds to pay the Base Collateral Management Fee then due in full in accordance with the Priority of Payments, a portion of the Base Collateral Management Fee equal to the shortfall will be deferred and will accrue interest at a rate of six-month LIBOR per annum and will be payable on subsequent Distribution Dates on which funds are available therefor according to the Priority of Payments. Any interest due on the unpaid Base Collateral Management Fee will thereupon constitute accrued and unpaid Base Collateral Management Fee.

The Collateral Manager shall be responsible for all expenses incurred in the performance of its obligations under this Agreement except as otherwise provided herein or in the Indenture.

If this Agreement is terminated pursuant to Sections 13 or 14 hereof or otherwise hereunder, the Collateral Management Fee calculated as provided in this Section 8 shall be prorated for any partial Due Period during which this Agreement was in effect and shall be due and payable on the first Distribution Date following the date of such termination subject to and in accordance with Article 11 of the Indenture.

In the event that an Optional Redemption occurs with respect to the Securities on or prior to the Distribution Date in April 2010 the Collateral Manager shall be entitled to a Collateral Manager Fee for services rendered payable on the date of such redemption equal to the difference between (i) $5,000,000 and (ii) the aggregate amount of Base Collateral Management Fees received by the Collateral Manager, together with the aggregate amount of fees received by the Collateral Manager, if any, prior to the date of such redemption.

Section 9. Benefit of the Agreement.

The Collateral Manager shall perform its obligations hereunder in accordance with this Agreement and the terms of the Indenture applicable to it and shall use all reasonable endeavors, in the course of carrying out such obligations, to protect the interests of the Noteholders, the Hedge Counterparty and the Trustee, as Secured Parties.

The Collateral Manager agrees and consents to the provisions contained in Section 15.1 of the Indenture.

Section 10. Limits of Collateral Manager Responsibility.

The Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Indenture applicable to it in good faith and, subject to the standard of conduct described in the next succeeding sentence, shall not be responsible for any action of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager. The Indemnified Parties (as defined below) shall not be liable to the Issuer, the Trustee, the Holders of the Notes, the Preferred Shareholders or any other person for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of any investment, or for any other act or omission in the performance of the Collateral Manager’s obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Collateral Manager, incurred as a result of actions taken or recommended or for any omissions of the Collateral Manager, or for any decrease in the value of the Collateral, except, in the case of the Collateral Manager, (A) by reason of acts constituting bad faith, willful misconduct, fraud or gross negligence in the performance of, or reckless disregard of, its duties hereunder and under the terms of the Indenture and (B) with respect to information concerning the Collateral Manager provided in writing by the Collateral Manager expressly for inclusion in the Offering Circular, such information containing any untrue statement of material fact or omitting to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading (such matters described in (A) and (B) above collectively being referred to herein as “Collateral Manager Breaches”). The Collateral Manager shall not be liable for any consequential, punitive, exemplary or treble damages or lost profits. Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable state or federal law or any rules or regulations adopted thereunder.

The Issuer shall indemnify and hold harmless the Collateral Manager and its Affiliates and each of their directors, officers, shareholders, partners, members, agents and employees (each, a “Collateral Manager Indemnified Party”) from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Losses”) and will promptly reimburse each such Collateral Manager Indemnified Party for all reasonable fees and expenses incurred by a Collateral Manager Indemnified Party with respect thereto (including reasonable fees and expenses of counsel) (collectively, “Expenses”) arising out of or in connection with the issuance of the Securities (including, without limitation, any untrue statement of material fact contained in the Offering Circular or omission or alleged omission to state a material fact necessary in order to make the statements in the Offering Circular, in light of the circumstances under which they were made, not misleading), the transactions contemplated by the Offering Circular, the Indenture or this Agreement and any acts or omissions of any such Collateral Manager Indemnified Party; provided, that such Collateral Manager Indemnified Party shall not be indemnified for any Losses or Expenses incurred as a result of any acts or omissions by any such Collateral Manager Indemnified Party that constitute one or more Collateral Manager Breaches. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 10 to indemnify any Collateral Manager Indemnified Party for any Losses or Expenses are limited recourse obligations of the Issuer payable solely out of the Collateral in accordance with the Priority of Payments set forth in the Indenture.

The Collateral Manager shall indemnify and hold harmless the Issuer and the Placement Agent and their respective Affiliates (and each of their directors, officers, stockholders, partners, members, agents and employees) (each, an “Issuer Indemnified Party”) from and against any and all Losses and will promptly reimburse each such Issuer Indemnified Party for all Expenses incurred by an Issuer Indemnified Party with respect thereto arising out of or in connection with one or more Collateral Manager Breaches; provided, that if such Issuer Indemnified Party is the Issuer, such Issuer Indemnified Party shall not be indemnified for any Losses or Expenses incurred as a result of any acts or omissions by such Issuer Indemnified Party that constitute bad faith, willful misconduct, gross negligence or reckless disregard of the obligations of such Issuer Indemnified Party hereunder or under the terms of any other Transaction Document applicable to it. For purposes of this Section 10, each Placement Agent is an express third party beneficiary of this Agreement.

Section 11. No Partnership or Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer.

Section 12. Term; Resignation by Collateral Manager; Successor Collateral Manager.

(a) This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the payment in full of the Notes and the redemption of the Preferred Shares and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Collateral and the final distribution of the proceeds of such liquidation to the parties entitled thereto in accordance with the terms of the Indenture, (iii) the termination of this Agreement in accordance with Sections 12(b), (c), (d) or (k) or Section 13 hereof or (iv) if the Notes are no longer Outstanding, then upon notice of termination from the Special-Majority-in-Interest of Preferred Shareholders.

(b) This Agreement may be terminated at any time without cause upon at least 90 days’ prior written notice by the Issuer at the direction of the Holders of at least 66-2/3% of each Class of Notes, voting separately, and a Special-Majority-in-Interest of Preferred Shareholders (excluding any Preferred Shares or Notes held by, or with respect to which discretionary voting rights are held by, the Collateral Manager and its Affiliates or their respective employees). In addition, to remove the Collateral Manager without cause, the Issuer must receive written confirmation from each of the Rating Agencies that such removal, in and of itself, will not result in the downgrade or withdrawal of its then current ratings on any of the Notes. Furthermore, the Issuer must provide a written notice to each of the Rating Agencies prior to removal of the Collateral Manager for cause or termination of this Agreement.

(c) This Agreement may be terminated by the Issuer upon at least 90 days’ prior written notice by the Holders of not less than 75% (by outstanding principal amount) of the Class A Notes and the Class B Notes in the event that the Class A/B Overcollateralization Ratio as of any Measurement Date is less than 100% or, if no Class A Notes and Class B Notes are outstanding, by the Holders of not less than 75% (by outstanding principal amount) of the Class C Notes and Class D Notes in the event that the Class C/D Overcollateralization Ratio as of any Measurement Date is less than 100% or if no Class C Notes or Class D Notes are outstanding, by the holders of not less than 75% (by outstanding principal amount) of the Class E Notes in the event that the Class E Overcollateralization Ratio is less than 100%.

(d) This Agreement shall be automatically terminated in the event that it is determined in good faith that the Issuer or the pool of Collateral has become required to register as an “investment company” under the provisions of the Investment Company Act and the Issuer notifies the Collateral Manager thereof.

(e) If this Agreement is terminated pursuant to this Section 12, neither party shall have any further liability or obligation to the other, except as provided in Sections 6, 8, 10, 12(k) and 15 of this Agreement.

(f) Notwithstanding any other provision hereof to the contrary, the Collateral Manager may resign upon ninety (90) days’ written notice to the Issuer (or such shorter period as is acceptable to the Issuer), the Trustee and the Rating Agencies. No such resignation shall be effective until such time as specified in Sections 12(g) and (h) hereof.

(g) Any removal or resignation of the Collateral Manager while any Notes or Preferred Shares are Outstanding will be effective upon (i) the appointment by the Issuer, subject to approval of a Majority-in-Interest of Preferred Shareholders (including those Preferred Shares held by Taberna Capital Management and its Affiliates) of an institution as replacement collateral manager which is not an Affiliate of the Collateral Manager, provided, that the Holders of a Majority of each Class of Notes do not disapprove such institution within thirty (30) days of notice of such appointment and (a) such institution has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (b) such institution is legally qualified and has the capacity to act as successor to the Collateral Manager under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the terms of the Indenture applicable to the Collateral Manager and with respect to which each of the Rating Agencies has confirmed in writing that the selection as successor to the Collateral Manager under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the terms of the Indenture applicable to the Collateral Manager will not, at that time, result in the downgrade or withdrawal of any of the Notes that are rated by it and (c) the appointment of such institution shall not cause the Issuer or the pool of Collateral to become required to register as an “investment company” under the provisions of the Investment Company Act and (ii) written acceptance of appointment by such successor Collateral Manager. The Issuer shall use reasonable efforts to appoint a successor Collateral Manager to assume the duties and obligations of the removed or resigning Collateral Manager. Except as set forth below, any replacement Collateral Manager must be appointed by the Issuer, which shall give the Trustee notice of its recommendation. In the event that this Agreement will have been terminated pursuant to notice as described in this Agreement, and neither the Issuer nor the Trustee shall have appointed a successor on or prior to (x) in the case of a termination of the Collateral Manager pursuant to Section 13 hereof, the date that is sixty (60) days following the date of the termination notice delivered in accordance with Section 13 hereof and (y) in the case of any other termination of the Collateral Manager or this Agreement, the termination date specified in the applicable termination notice, the Collateral Manager will be entitled to appoint a successor and will so appoint a successor within sixty (60) days thereafter, subject to the requirements set forth in clauses (i) and (ii) above and the approval of such successor by Holders of a Majority of each Class of Notes and the Majority-in-Interest of Preferred Shareholders. In lieu thereof, or, if the successor Collateral Manager appointed by the resigning or removed Collateral Manager is disapproved, the resigning or removed Collateral Manager may petition any court of competent jurisdiction for the appointment of a successor Collateral Manager, which appointment shall not require the consent of, nor be subject to the disapproval of, the Issuer or any Holder of Notes or Preferred Shares. The Issuer, the Trustee and the successor Collateral Manager shall take such action (or cause the outgoing Collateral Manager to take such action) consistent with this Agreement and the terms of the Indenture applicable to the Collateral Manager, as shall be necessary to effectuate any such succession. If no successor Collateral Manager is in place after ninety (90) days, the Holders of a Majority of the Notes of the Controlling Class shall have the right to appoint a successor Collateral Manager.

(h) In the event of removal of the Collateral Manager pursuant to this Agreement by the Issuer or, to the extent so provided in the Indenture, by the Trustee, the Issuer shall have all of the rights and remedies available with respect thereto at law or equity, and, without limiting the foregoing, the Issuer or, to the extent so provided in the Indenture, the Trustee may by notice in writing to the Collateral Manager as provided under this Agreement terminate all the rights and obligations of the Collateral Manager under this Agreement (except those that survive termination pursuant to Section 12(e) of this Agreement). Upon expiration of the applicable notice period with respect to termination specified in this Section 12 or Section 13 of this Agreement, as applicable, and upon acceptance by a successor Collateral Manager of appointment, all authority and power of the Collateral Manager under this Agreement and the

Indenture, whether with respect to the Collateral or otherwise, shall automatically and without further action by any Person or entity pass to and be vested in the successor Collateral Manager upon the appointment of such successor Collateral Manager and written acceptance of such appointment by such successor Collateral Manager.

(i) Upon the removal or resignation of the Collateral Manager hereunder, the successor Collateral Manager shall not receive a Base Collateral Management Fee and/or Subordinate Collateral Management Fee that is greater than the Base Collateral Management Fee and/or Subordinate Collateral Management Fee of the predecessor Collateral Manager without the prior written consent of the Holders of a Majority of the Notes of the Controlling Class (or, after the Notes have been paid in full, a Majority-in-Interest of Preferred Shareholders).

(j) The Issuer shall provide notice to Standard & Poor’s of any termination of this Agreement, pursuant to Section 12 or Section 13 herein.

Any termination of this Agreement or selecting or consenting to any successor Collateral Manager shall be in accordance with Section 15.4(d) of the Indenture.

Section 13. Termination of Collateral Manager for Cause.

This Agreement may be terminated, and the Collateral Manager may be removed for cause, upon ten (10) days’ prior written notice to the Collateral Manager, by the Issuer or the Trustee at the direction of (i) the Holders of a Majority of the Notes of the Controlling Class or (ii) a Special-Majority-in-Interest of Preferred Shareholders. No such termination or removal shall be effective until the date as of which a successor Collateral Manager shall have agreed in writing to assume all of the Collateral Manager’s duties and obligations pursuant to this Agreement and as specified the Indenture. For purposes of determining “cause” with respect to any such termination of this Agreement, such term shall mean any one of the following events:

(a) the Collateral Manager willfully and intentionally violates in bad faith any provision of this Agreement or the Indenture applicable to it (including, without limitation, any representation contained herein);

(b) the Collateral Manager breaches in any respect any provision of this Agreement or any terms of the Indenture applicable to it (other than as covered by clause (a) and it being understood that failure to meet any Coverage Tests (other than upon and as a direct result of the purchase of any particular Collateral Debt Security) is not a breach under this subclause (b)) and such breach has a material adverse effect on the Noteholders of any Class of Notes or any Preferred Shareholders and fails to cure such breach within thirty (30) days after notice of such failure is given to Collateral Manager unless, if such failure is remediable, the Collateral Manager has taken action that the Collateral Manager in good faith believes will remedy, and that does in fact remedy, such failure within sixty (60) days after its becoming aware of, or its receiving notice of, such failure;

(c) the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial portion of its assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral

Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for sixty (60) days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for sixty (60) days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for sixty (60) days;

(d) the occurrence of an Event of Default under the Indenture which substantially results from any breach or default by the Collateral Manager of its duties hereunder or under the Indenture which breach or default is not cured within any applicable cure period;

(e) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, or the Collateral Manager or any of its executive officers primarily responsible for administration of the Collateral Debt Securities (in the performance of his or her investment management duties) being indicted for a criminal offense related to its primary business; or

(f) The failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement or the Indenture to be correct in any respect when made and such failure is reasonably expected to have a material adverse effect on the Holders of any Class of Notes or Preferred Shareholders (in each case, in their capacity as Holders of Notes or Preferred Shareholders, respectively) and, if capable of being cured, is not cured within thirty (30) days after the Collateral Manager becomes aware of, or its receipt of notice from the Issuer or the Trustee of, such failure.

If any of the events specified in this Section 13 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer and the Trustee upon the Collateral Manager’s becoming aware of the occurrence of such event.

For purposes of Section 12 and Section 13 of this Agreement, at all times that Taberna Capital Management or any of its Affiliates is acting as Collateral Manager, any Notes or Preferred Shares held by, or with respect to which discretionary voting rights are held by, Taberna Capital Management or its Affiliates will have no voting rights with respect to any vote in connection with the removal of the Collateral Manager and will be deemed not to be outstanding in connection with any such vote; provided, that any Notes or Preferred Shares held by, or with respect to which discretionary voting rights are held by, Taberna Capital Management and its Affiliates or their respective employees will have voting rights with respect to all other matters as to which the Holders of the Notes or Preferred Shareholders are entitled to vote, including, without limitation, any vote in connection with the appointment of a replacement Collateral Manager which is not Affiliated with the Collateral Manager in accordance with this Agreement.

Section 14. Action Upon Termination.

(a) From and after the effective date of the termination of the Collateral Manager’s duties and obligations pursuant to this Agreement or resignation or removal of the Collateral Manager hereunder, the Collateral Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accrued to the date of termination, as provided in Section 8 hereof, and shall be entitled to receive any amounts owing, and any benefits with respect to matters arising prior to such date, under Section 10 hereof. Upon such termination, resignation or removal, the Collateral Manager shall as soon as practicable:

(i) deliver to the Issuer all property and documents of the Trustee or the Issuer or otherwise relating to the Collateral then in the custody of the Collateral Manager; and

(ii) deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor Collateral Manager appointed pursuant to Section 12(h) hereof.

Notwithstanding such termination, resignation or removal, the Collateral Manager shall remain liable to the extent set forth herein (but subject to Section 10 hereof) for its acts or omissions hereunder arising prior to termination and for any expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 16(b) hereof or from any failure of the Collateral Manager to comply with the provisions of this Section 14; provided, that the Collateral Manager shall not be subject to any greater liability after the termination of this Agreement than it would have been subject to prior to such termination.

(b) The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Collateral (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) upon receipt of appropriate indemnification and expense reimbursement.

Section 15. Delegation; Assignments.

Except as permitted by Section 2(b) of this Agreement, the Collateral Manager may not assign or delegate its rights or responsibilities hereunder unless (a) such assignment or delegation has received the consent of the Issuer and a Majority-in-Interest of Preferred Shareholders, and (b) the Issuer has received the written confirmation of each Rating Agency that such assignment or delegation will not cause the reduction or withdrawal of its then current ratings of any Class of Notes and, notwithstanding any such consent, no delegation of duties by the Collateral Manager shall relieve it from any liability hereunder. Notwithstanding the foregoing, the Collateral Manager shall be permitted, without the consent of the Issuer and the consent of the Preferred Shareholders or receiving the written confirmation of each Rating Agency that such assignment or delegation will not cause the reduction or withdrawal of its then current ratings of any Class of Notes, to assign any or all of its rights and delegate any or all of its obligations under this Agreement to an Affiliate or a wholly-owned subsidiary of an Affiliate so long as such Affiliate or wholly-owned subsidiary (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement, (ii) is legally qualified and has the capacity to act as Collateral Manager under this Agreement and (iii) immediately after the assignment or delegation, employs principal personnel performing the duties required under this Agreement who are the same individuals who would have performed such duties had the assignment or delegation not occurred, provided, that the Collateral Manager shall be permitted, with the consent of the Issuer and a Majority-in-Interest of Preferred Shareholders, to assign to an entity, other than an Affiliate, which immediately after such assignment employs the same principal personnel performing the duties required under this Agreement who are the same individuals who would have performed such duties had the assignment not occurred; provided, further, that such entity meets the criteria in subclauses (i) and (ii) above and each of the Rating Agencies has confirmed in writing that such assignment will not cause the reduction or withdrawal of its then current ratings of any Class of Notes. Any assignment consented to by the Issuer and a Majority-in-Interest of Preferred Shareholders shall bind the assignee hereunder in the same manner as the Collateral Manager is bound. In addition, the assignee shall execute and deliver to the Issuer and the Trustee a counterpart of this Agreement naming such assignee as Collateral Manager. Upon the execution and delivery of such a counterpart by the assignee, the Collateral Manager shall be released from further obligations pursuant to this Agreement, except with respect to its obligations arising under Section 10 of this Agreement prior to such assignment and except with respect to its obligations Section 14 hereof. Notwithstanding the foregoing, a Change of Control Transaction shall not require written confirmation of each Rating Agency that such Change of Control Transaction will not cause the reduction or withdrawal of its then current ratings of any Class of Notes. Noteholders and Preferred Shareholders shall be deemed to have consented to any Change of Control Transaction at the time of their investment in the Notes or Preferred Shares, as applicable. The Issuer hereby consents to any Change of Control Transaction. This Agreement shall not be assigned by the Issuer without the prior written consent of the Collateral Manager and the Trustee and receipt of written confirmation of each Rating Agency that such assignment or delegation will not cause the reduction or withdrawal of its then current ratings of any Class of Notes, except in the case of assignment by the Issuer to (i) an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (ii) the Trustee as contemplated by the Granting Clause of the Indenture. In the event of any assignment by the Issuer, the Issuer shall use its best efforts to cause its successor to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment. The Issuer will pledge as collateral security its rights, title and interest in (but not its obligations under) this Agreement to the Trustee pursuant to the Indenture and the Collateral Manager by its signature below agrees to, and acknowledges, such pledge.

Section 16. Representations, Warranties and Covenants.

(a) The Issuer hereby represents, warrants and covenants to the Collateral Manager as follows:

(i) The Issuer has been duly organized and is validly incorporated under the laws of the Cayman Islands, has the full power and authority as a limited liability company to own its assets and the securities proposed to be owned by it and included in the Collateral and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement or any other Transaction Document or the Securities would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer or the ability of the Issuer to perform its obligations under, or on the validity or enforceability of, this Agreement and the Indenture.

(ii) The Issuer has full power and authority as a limited liability company to execute, issue (with respect to the Securities only), deliver and perform all obligations required under the Securities and the Transaction Documents to which it is a party and has taken all action necessary to authorize the Securities and Transaction Documents on the terms and conditions hereof and thereof and the execution, delivery and performance of the Securities and the Transaction Documents and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other person including, without limitation, creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Issuer in connection with the Securities and the Transaction Documents or the execution, delivery, performance, validity or enforceability of the Securities or Transaction Documents or the obligations imposed upon it hereunder or thereunder except as has been made or obtained. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered hereunder, shall constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of the Transaction Documents, the Securities and the documents and instruments required hereunder shall not violate any provision of any existing law or regulation binding on or applicable to the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on or applicable to the Issuer, or the Issuer Charter of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets is or may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, and shall not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture). Without limiting the generality of the foregoing, the Issuer hereby represents and warrants to the Collateral Manager that the execution and delivery of the Securities and the Transaction Documents, and the performance by the respective parties thereto of the transactions contemplated thereunder does not conflict with any provision of law of the Cayman Islands or any provisions of the Issuer Charter.

(iv) Neither the Issuer nor the pool of Collateral is required to be registered as an “investment company” under the Investment Company Act.

(v) True and complete copies of each Transaction Document have been or, no later than the Closing Date, will be delivered to the Collateral Manager. The Issuer agrees to deliver a true and complete copy of each and every amendment to each Transaction Document to the Collateral Manager as promptly as practicable after its adoption or execution.

(vi) The assets of the Issuer do not and will not at any time constitute the assets of any plan subject to the fiduciary responsibility part of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of any plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.

(b) The Collateral Manager hereby represents, warrants and covenants to the Issuer as follows:

(i) The Collateral Manager is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority as a limited liability company to own its assets and to transact the business in which it is currently engaged and is duly qualified as a limited liability company and is in good standing under the laws of each jurisdiction where the conduct of its business requires, or the performance of this Agreement and the Indenture would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or on the ability of the Collateral Manager to perform its obligations hereunder, or on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Collateral Manager.

(ii) The Collateral Manager is not and is not required to become a registered investment adviser under the United States Investment Advisers Act of 1940, as amended (the “Advisers Act”).

(iii) The Collateral Manager has full power and authority as a limited liability company to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other person, including, without limitation, creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder or under the terms of the Indenture, applicable to the Collateral Manager except as has been made or obtained and that no representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been duly authorized, executed and delivered by the Collateral Manager and this Agreement constitutes the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (b) general equitable principles (regardless of whether enforceability of such principles is considered in a proceeding at law or in equity).

(iv) The execution, delivery and performance of this Agreement and the terms of the Indenture applicable to the Collateral Manager and the documents and instruments required hereunder do not violate any provision of any existing law or regulation binding the Collateral Manager (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the constituting documents of, or any securities issued by the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Collateral Manager, and shall not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(v) There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement.

(vi) The (A) sections relating to the Collateral Manager entitled “The Collateral Manager” contained in the Offering Circular and (B) information relating to the Collateral Manager contained in the marketing materials prepared in connection with the offering of the Securities and approved by the Collateral Manager (such sections and information referred to in clauses (A) and (B) above, collectively, the “Collateral Manager Information”) do not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such scope of disclosure, however, (i) as of the date of the Offering Circular, the Collateral Manager Information therein and (ii) as of the date of the marketing materials referred to in clause (B) above, the Collateral Manager Information therein, in each case, accurately restates the information provided by the Collateral Manager and is true in all material respects and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii) The Collateral Manager hereby agrees and consents to the terms set forth in Section 15.1 of the Indenture applicable to the Collateral Manager and shall perform any provisions of the Indenture made expressly applicable to the Collateral Manager by the Indenture as required by Section 15.1 of the Indenture.

(viii) Neither the Collateral Manager nor any of its Affiliates is in violation of any federal or state securities law (including the Advisers Act) or regulation promulgated thereunder and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of the Collateral Manager, threatened that, in any case, would have an adverse effect upon the ability of the Collateral Manager to perform its duties under this Agreement or the Indenture.

(c) The Collateral Manager makes no representation, express or implied, with respect to the Issuer or the disclosure with respect to the Issuer.

Section 17. Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by telecopy) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopy notice, when received in legible form, addressed as set forth below:

(a)	If to the Issuer:

TABERNA Preferred Funding I, Ltd.

Walker House

P.O. BOX 908GT

Mary Street, George Town

Grand Cayman, Cayman Islands

Attention: The Directors

Telephone No.: (345) 945-3727

Fax No.: (345) 945-4757

with a copy to:

Mayer, Brown, Rowe & Maw LLP

190 S. La Salle Street

Chicago, IL 60603-3441

Attention: J. Paul Forrester

Telephone No.: (312) 701-7366

Fax No.: (312)706-8133

(b)	If to Placement Agent

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Telephone No.: (212) 449-0466

Fax No.: (212) 449-8920

Attention: Plamen Mitrikov

(c)	If to the Collateral Manager:

Taberna Capital Management, LLC

450 Park Avenue

23rd Floor

New York, NY 10022

Telephone No.: 212-735-1481

Fax No.: 212-735-1499

Attention: Daniel Cohen

(d)	If to the Trustee:

JPMorgan Chase Bank

600 Travis Street, 50th Floor

Houston, Texas 77002

Fax No.: 713-216-2101

Attention: Institutional Trust Services—TABERNA Preferred Funding I, LTD

(e)	If to the Noteholders:

At their respective addresses set forth on the Notes Register.

(f)	If to the Rating Agencies:

At their addresses set forth in the Indenture.

(g)	If to the Preferred Shareholders:

To the Preferred Share Paying Agent,

(h)	If to the Hedge Counterparty:

At its address set forth in the Hedge Agreement.

A copy of any notices to the Issuer or the Trustee hereunder shall also be delivered to the Collateral Manager.

Any party may alter the address or telecopy number to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 17 for the giving of notice.

Section 18. Submission to Jurisdiction.

Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Securities, this Agreement or the Indenture, and each party hereto irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each party hereto irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Collateral Manager irrevocably consents to the service of any and all process in any action or proceeding by the mailing of certified mail, return receipt requested, or delivery requiring signature and proof of delivery of copies of such initial process to it at Taberna Capital Management, LLC, 450 Park Avenue, New York, NY 10022, Attention: Mitchell Kahn. The Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing by certified mail, return receipt requested, or delivery requiring signature and proof of delivery of copies of such initial process to it at the address set forth in Section 7.2 of the Indenture. Each party hereto agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 19. Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

Section 20. Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 21. Conflict with the Indenture.

In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of this Agreement in respect thereof shall control. The Collateral Manager agrees to be bound by the terms of the Indenture applicable to it.

Section 22. Priority of Payments; Non-Recourse.

The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subject to, and shall be payable only to the extent funds are available in accordance with, the Priority of Payments.

Notwithstanding any other provisions of this Agreement, the liability of the Issuer to the Collateral Manager hereunder is limited in recourse to the Collateral and to the extent the proceeds of the Collateral, when applied in accordance with the Priority of Payments, are insufficient to meet the obligations of the Issuer hereunder in full, the Issuer shall have no further liability in respect of any such outstanding obligations which shall be extinguished.

Section 23. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

Section 24. Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 25. Costs and Expenses.

The costs and expenses (including the fees and disbursements of counsel and accountants) incurred by the Collateral Manager in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto, shall be paid by the Collateral Manager; provided, that the Collateral Manager shall not be liable for the payment of (x) reasonable fees, expenses and costs of legal advisers, consultants, accountants and other professionals retained by the Issuer or by the Collateral Manager, on behalf of the Issuer, in connection with the services provided or obligations performed by the Collateral Manager pursuant to this Agreement or under the Indenture; and (y) travel expenses (airfare, meals, lodging and other transportation) incurred by the Collateral Manager as is reasonably necessary in connection with the services it renders or the obligations it performs hereunder or under the Indenture; provided, that to the extent such amounts remain unpaid on any Distribution Date, such amounts shall be paid from funds available therefor in the Collection Account established under the Indenture on the next succeeding Distribution Date(s) until paid in full. Fees, expenses and costs payable to the Collateral Manager under this Section 25 shall be paid only to the extent of available funds in the Collection Account and shall be subject to the conditions, times and priority of distribution set forth in the Indenture.

Section 26. Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 27. Execution in Counterparts.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 28. Provisions Separable.

In case any provision in this Agreement shall be invalid, illegal or unenforceable as written, such provision shall be construed in the manner most closely resembling the apparent intent of the parties with respect to such provision so as to be valid, legal and enforceable; provided that, if there is no basis for such a construction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and, unless the ineffectiveness of such provision destroys the basis of the bargain for one of the parties to this Agreement, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

Section 29. Gender.

Words used herein, regardless of the gender specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context requires.

Section 30. Third Party Beneficiaries.

The Hedge Counterparty and the Placement Agent shall each be a third-party beneficiary of the provisions of this Agreement, and shall be entitled to rely upon, and enforce, this Agreement to the same extent as if each of them were a party hereto.

Section 31. Set-off.

The Collateral Manager hereby irrevocably and unconditionally waives all right of set-off that it may have under any contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Issuer, at any time held by or in the possession of the Collateral Manager.

Section 32. Amendment or Modification.

No amendment or modification of this Agreement shall be valid or binding unless set forth in writing executed by the parties hereto and the Rating Condition has been satisfied.

This Agreement may not be amended or modified without the written consent of such number of Holders of Notes and/or Holders of Preferred Shares that would be sufficient to meet the voting requirements for such an amendment if it were made to the Indenture.

Section 33. Non-Petition.

The Collateral Manager hereby agrees not to institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day or the then applicable preference period under the Bankruptcy Code plus ten (10) days after the payment in full of all Notes issued under the Indenture and the redemption of the Preferred Shares pursuant to the Issuer Charter; provided, that nothing in this Section 33 shall preclude the Collateral Manager (A) from taking any action prior to the expiration of the aforementioned period in (x) any case or proceeding voluntarily filed or commenced by the Issuer, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer by a Person other than the Collateral Manager, or (B) from commencing against the Issuer or any properties of the Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 34. Reporting.

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a holder or beneficial owner of a Note, the Collateral Manager shall cooperate with the Issuer so as to cause the Issuer to promptly furnish “Rule 144A Information” (as defined below) to such holder or beneficial owner, to a prospective purchaser of such Security designated by such holder or beneficial owner or to the Trustee for delivery to such holder or beneficial owner or a prospective purchaser designated by such holder or beneficial owner, as the case may be. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto). The Trustee shall reasonably cooperate with the Collateral Manager and/or the Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s written direction the foregoing materials prepared by or on behalf of the Collateral Manager and/or the Issuer; provided, that the Trustee shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.

Not later than 30 days after each quarter, commencing on July 5, 2005, the Collateral Manager shall prepare and deliver to the Issuer, the Co-Issuer, the Trustee and, upon written request therefore, any Holder of a Note or Combination Note shown on the Note Register or any Preferred Shareholder shown on the Preferred Share Register, a report in the form of Exhibit A (the “Collateral Manager’s Report”) that provides (a) a commentary by the Collateral Manager on the banking industry in general, (b) a narrative discussion of the status of the pool of Collateral Debt Securities as a whole, with an emphasis on any deterioration of any Collateral Debt Securities and/or any headlines applicable to any issuer of Collateral Debt Securities and

(c) a report regarding each issuer of Collateral Debt Securities that contains, with respect to each such issuer, the information set forth on Exhibit A attached hereto (which information, for the avoidance of doubt, shall include Loans/Deposits, Total Assets, Net Income, ROA, ROAA, ROAE, Efficiency Ratio, Total Risk Based Capital Ratio, Tier 1 Risk Based Ratio, Reserves/NPLs, NPLs/Loans of each such issuer).

Section 35. Acknowledgment of Duties.

The Collateral Manager agrees to and acknowledges its duties pursuant to Section 15.1 of the Indenture. In addition, the Collateral Manager acknowledges the pledge under the granting clause of the Indenture.

Section 36. Trial by Jury Waived.

Each of the parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in any action or proceeding to enforce or defend any rights under or in connection with this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereunder or thereunder. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any proceeding, seek to enforce the foregoing waiver, and (b) acknowledges that it has been induced to enter into this Agreement and the other Transaction Documents to which it is a party by, among other things, this waiver.

Section 37. Power of Attorney; Further Assurances.

The Issuer, as security for its obligations hereunder, hereby makes, constitutes and appoints the Collateral Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with the terms of this Agreement (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Collateral Manager reasonably deems necessary or appropriate in connection with its duties under this Agreement and (b) to (i) vote in its discretion any securities, instruments or obligations included in the Issuer’s investment portfolio, (ii) execute proxies, waivers, consents, and other instruments with respect to such securities, instruments and obligations, (iii) endorse, transfer or deliver such securities, instruments and obligations, (iv) participate in or consent (or decline to consent) to any modification, workout, restructuring, bankruptcy proceeding, class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such securities, instruments and obligations and (v) take any other action specified in this Agreement. To the extent permitted by applicable law, this grant of power of attorney is irrevocable and coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer; provided, that this grant of power of attorney will expire, and the Collateral Manager will cease to have any power to act as the Issuer’s attorney-in-fact, upon, (x) termination of this Agreement in accordance with its terms or (y) any assignment by the Collateral Manager of its obligations under this Agreement in accordance with the terms hereof. The Issuer shall execute and deliver to the Collateral Manager all such other powers of attorney, proxies, dividend and other orders, and all such instruments, as the Collateral Manager may reasonably request for the purpose of enabling the Collateral Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement. Each of the Collateral Manager and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

Section 38. Consent to Posting of Documents on Repository.

The Collateral Manager hereby consents to (i) the posting of the Offering Circular and the Repository Documents and the periodic reports to be delivered pursuant to the Repository Documents and any amendments or other modifications thereto on the Repository for use in the manner provided in the Repository; and (ii) the display of its name on the Repository in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TABERNA CAPITAL MANAGEMENT, LLC, as Collateral Manager

By:	/s/ Mitchell Kahn
	Name:	Mitchell Kahn
	Title:	President

S-1	Collateral Management Agreement

Executed as a Deed by:

TABERNA PREFERRED FUNDING I. LTD., as Issuer

By	/s/ J. Paul Forrester
	Name:	J. Paul Forrester
	Title:	Attorney-in-Fact

Witness:
Name:

S-2	Collateral Management Agreement

EXHIBIT A

Form of Report of Collateral Manager Regarding

Issuers of Collateral Debt Securities

State of the Real Estate Industry:

State of the TABERNA CDOs:

A-1	Collateral Management Agreement